UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2020

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BCO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Explanatory Note

On April 10, 2020, The Brink’s Company (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission (the “SEC”) in connection with the Company’s completion on April 6, 2020, of a portion of its previously announced acquisition (the “Acquisition”) of the majority of the cash operations of U.K.-based G4S plc (“G4S”). The Company filed Current Reports on Form 8-K on each of April 24, April 30, June 10, and July 10, 2020 in connection with the completion of further portions of the Acquisition (together, the “Subsequent Forms 8-K” and, together with the Original Form 8-K, the “G4S Forms 8-K”). The G4S Forms 8-K indicated that the historical financial statements and pro forma financial information required by Items 9.01(a) and 9.01(b) of Form 8-K (the “Required Financial Information”) would be filed by amendment to the Form 8-K (the “Amended Form 8-K”) no later than 71 calendar days after the Original Form 8-K was required to be filed, which would be June 22, 2020.

In reliance on the SEC’s Order under Section 36 of the Securities Exchange Act of 1934, as amended, Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies, dated March 25, 2020 (Release No. 34-88465) (the “Order”), on June 16, 2020, the Company filed a Current Report on Form 8-K stating that, due to the delays experienced to date and continued uncertainty related to the ongoing COVID-19 pandemic, the Company determined it was not possible to file the Amended Form 8-K containing the Required Financial Information by June 22, 2020. This delay was due, in part, to stay at home orders in many of the countries where operations have been and are being acquired, resulting in delays in G4S’s ability to prepare the applicable carve-out financial statements that are needed to comply with Rule 3-05 of Regulation S-X and Form 8-K as a result of the Acquisition. The preparation of the pro forma information was also delayed by the various measures that United States federal, state, and local jurisdictions have taken in response to the ongoing COVID-19 pandemic. As such, the Company is therefore relying on the Order in connection with the filing of this Amended Form 8-K.

This Amended Form 8-K is being filed to amend and supplement the Original Form 8-K filed by the Company on April 10, 2020 to include the historical financial statements of G4S and the unaudited pro forma financial information pursuant to Items 9.01(a) and 9.01(b) of the Original Form 8-K. Except as described above, all other information in the original Form 8-K remains unchanged.

The historical financial statements of G4S have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. The unaudited pro forma financial information contains pro forma adjustments to reflect the acquisition and the purchasing accounting adjustments related thereto, and to reconcile the differences between the historical amounts presented in G4S’s historical financial statements under IFRS and those historical amounts as if they had been presented in accordance with generally accepted accounting principles in the United States. Additionally, the unaudited pro forma financial information contains adjustments related to certain borrowings used to fund the acquisition.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The audited combined financial statements of G4S as of and for the year ended December 31, 2019 are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(b)	Pro Forma Combined Financial Information

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2020 and for the year ended December 31, 2019, and the unaudited pro forma condensed combined balance sheet as of March 31, 2020, that give effect to the acquisition of G4S, are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(d)	Exhibits

	23.1	Consent of PricewaterhouseCoopers LLP

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: July 10, 2020	By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Executive Vice President and Chief Financial Officer